EXHIBIT 99.1

sTec Announces First Quarter 2013 Results

SANTA ANA, Calif., May 8, 2013 (GLOBE NEWSWIRE) -- sTec, Inc. (Nasdaq:STEC) announced today the Company's financial results for the first quarter ended March 31, 2013.

Revenue for the first quarter of 2013 was $22.0 million, a decrease of 56.3% from $50.4 million for the first quarter of 2012 and a decrease of 37.3% from $35.1 million for the fourth quarter of 2012.

GAAP gross profit margin was 26.8% for the first quarter of 2013, compared to 35.9% for the first quarter of 2012 and 32.2% for the fourth quarter of 2012. GAAP diluted loss per share was $0.54 for the first quarter of 2013, compared to $0.23 for the first quarter of 2012 and $0.50 for the fourth quarter of 2012.

Non-GAAP gross profit margin was 27.7% for the first quarter of 2013, compared to 36.4% for the first quarter of 2012 and 32.8% for the fourth quarter of 2012. Non-GAAP diluted loss per share was $0.41 for the first quarter of 2013, compared to $0.17 for the first quarter of 2012 and $0.35 for the fourth quarter of 2012.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"Our results were in-line with the guidance that we provided for the first quarter of 2013 as we continue to work towards the objective of diversifying our market presence and expanding our customer base through our new go-to-market strategy," said Mark Moshayedi, sTec's CEO and President.

Go-to-market strategy for now and for the long-term

"Based on the evolving dynamics of our industry, we have implemented a new go-to-market strategy. Focusing our efforts on selling SSDs as a component to a limited set of OEM customers in a market that has attracted much larger and more vertically integrated competitors has created challenges for us. In response to these changing dynamics, we are making significant investments in the people, tools and resources necessary to transition from an OEM-centric model to a more-balanced and diversified sales model. One of our high priority initiatives is to become more recognized and valued to end-users. To that end, we have re-branded the company, launched a global channel program and have hired enterprise sales and marketing personnel with expertise in systems and applications. As we continue to execute our plan, our target is to achieve a sales mix by year-end with about half of our revenue coming from traditional OEM customers and the other half coming from non-OEM customers, including global channel partners and direct enterprise customers. Longer-term, our goal is to have our customer base as widely distributed as possible."

Taking advantage of changes in market dynamics

Jeff Janukowicz, research director, Solid State Drives and Enabling Technologies at IDC expects that "by 2016, just under half of all enterprise storage capacity shipped will be through non-system OEM channels, including shipments directly to hyperscale cloud datacenters, ODMs, and specialized system integrators."

"Our model of targeting end-customers is right in alignment with this trend," continued Mark Moshayedi. IT managers have become more sophisticated and the problems of managing their traditional storage architectures more acute. As a result, companies are choosing to tailor their datacenters to be better optimized for their applications. In these instances, pre-configured solutions rarely match the customers' needs. The capabilities of our enterprise sales team allow us to deliver value to customers through a solutions-based approach. The combination of systems, applications and SSD expertise that we deliver to the customer gives us a unique advantage in the marketplace. But more importantly, it allows us to solve our customers' most critical problems with our solutions."

Guidance

sTec's current expectation for the second quarter of 2013 is as follows:

  Revenue to range from $23 million to $26 million.
  Non-GAAP diluted loss per share to range from $0.41 to $0.43.

sTec's projected non-GAAP loss per share results exclude employee stock compensation expense, litigation costs and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

sTec will hold an open conference call to discuss results for the first quarter of 2013. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on "Company" near the top, right-hand side of the Company's home page at www.stec-inc.com. Then click on "Investor Relations," followed by "Presentations & Web Events."

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About sTec, Inc.

sTec, Inc. is a leading global provider of enterprise-class solid-state storage solutions designed for the ever-growing performance, reliability and endurance requirements of today's advanced data centers. The industry's first company to deploy solid-state drives (SSDs) into large-scale enterprise environments, sTec offers the industry's widest range of solid-state storage solutions, which protect critical information for major business and government organizations worldwide. Headquartered in Santa Ana, California, sTec also serves the embedded and military/aerospace markets with SSDs for industrial and rugged environments. For more information, visit www.stec-inc.com.

"For information about sTec and to subscribe to the Company's "Email Alerts" service, please click on "Company" near the top, right-hand side of the Company's home page at www.stec-inc.com. Then click on "Investor Relations," followed by "Email Alerts."

The sTec, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

sTec and the sTec logo are either registered trademarks or trademarks of sTec, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information. To supplement the consolidated financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), sTec uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin percentage, non-GAAP loss and non-GAAP diluted loss per share) that exclude employee stock compensation expense, employee severance, securities litigation related costs, SEC investigation and litigation costs, and intellectual property litigation costs. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of sTec's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of employee severance payments. These items could be materially significant to the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the rapidly evolving dynamics of the enterprise storage and server markets; growing acceptance, adoption and qualification of SSDs within the enterprise storage and server markets; the launch, marketing, qualification and production of the Company's product and solution initiatives; the qualification and sale of the Company's products and solutions into emerging SSD system vendors, enterprises and non-traditional end-user customers, along with OEM customers; diversifying the Company's customer base and changing sales mix; leveraging the Company's global channel program and growing sales and marketing infrastructure; recruiting seasoned personnel; the capabilities, performance, cost advantages, and benefits of Company's products and solutions, and developing technologies; anticipated increase in sales of the Company's products and solutions; the future financial performance and outlook of the Company; and expected second quarter of 2013 revenue and loss per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of the Company's present intention, belief or expectation. The Company may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

sTec, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2013	December 31, 2012
ASSETS:
Current Assets:
Cash and cash equivalents	$ 132,932	$ 158,232
Accounts receivable, net of allowances of $5,688 at March 31, 2013 and $6,248 at December 31, 2012	7,926	13,515
Inventory	42,090	41,760
Insurance claim receivable	--	20,563
Other current assets	7,957	10,212
Total current assets	190,905	244,282

Leasehold interest in land	2,491	2,503
Property, plant and equipment, net	28,586	30,343
Goodwill	1,682	1,682
Long-term intangible assets, net	4,742	5,144
Other long-term assets	5,818	5,817
Total assets	$ 234,224	$ 289,771

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 8,115	$ 6,818
Accrued and other liabilities	18,100	51,586
Total current liabilities	26,215	58,404
Other long-term liabilities	4,977	6,185
Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 46,810 shares issued and outstanding as of March 31, 2013 and 46,805 shares issued and outstanding as of December 31, 2012	47	47
Additional paid-in capital	153,580	150,263
Retained earnings	49,405	74,872
Total shareholders' equity	203,032	225,182
Total liabilities and shareholders' equity	$ 234,224	$ 289,771

sTec, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2013	2012
Net revenues	$ 22,025	$ 50,415
Cost of revenues	16,132	32,323
Gross profit	5,893	18,092

Sales and marketing	6,554	6,656
General and administrative	12,102	9,214
Research and development	12,653	16,103
Total operating expenses	31,309	31,973

Operating loss	(25,416)	(13,881)
Other income, net	41	231
Loss from operations before income taxes	(25,375)	(13,650)
Provision (benefit) for income taxes	92	(2,961)
Net loss	(25,467)	(10,689)
Comprehensive loss	$ (25,467)	$ (10,689)

Net loss per share:
Basic	$ (0.54)	$ (0.23)
Diluted	$ (0.54)	$ (0.23)

Shares used in per share computation:
Basic	46,808	46,140
Diluted	46,808	46,140

sTec, INC.

NON-GAAP RECONCILIATIONS

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin percentage, non-GAAP loss and non-GAAP diluted loss per share, which adjust for the following items: (a) employee stock compensation expense, (b) employee severance, (c) securities litigation related costs, (d) SEC investigation and litigation costs and (e) intellectual property litigation costs. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a) Employee stock compensation costs incurred in connection with Accounting Standards Codification ("ASC") 718, "Compensation -- Stock Compensation," are comprised on non-cash expenses related to equity compensation provided to employees, officers and directors. Management believes non-cash stock compensation costs should be excluded when evaluating core operations and current performance.

b) Employee severance relates to costs incurred in conjunction with the termination of certain employees. As an accommodation, the Company provides compensation in the form of severance to certain employees subject to termination without cause. Management believes that severance costs should be excluded when evaluating core operations and current performance.

c) In the fourth quarter of 2009 and first quarter of 2010, certain securities class action and shareholder derivative lawsuits were filed against the Company and certain officers and directors of the Company. These costs represent the legal fees related to these class action securities and shareholder derivative actions that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers and directors. Management believes these legal fees should be excluded when evaluating core operations and current performance.

d) The SEC initiated in the fourth quarter of 2009 an investigation of the Company and certain officers in connection with trading in the Company's securities, which on July 19, 2012 resulted in the SEC filing a civil action against the Company's Founder, Manouch Moshayedi. The SEC also notified the Company that it would not bring an enforcement action against the Company or any of its other officers. These costs represent the legal fees related to this investigation and related civil action that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers. Management believes these legal fees should be excluded when evaluating core operations and current performance.

e) On September 7, 2011, Solid State Storage Solutions, Inc. filed a patent infringement suit against the Company and several other defendants. According to the complaint, the patents relate to solid-state drives employing a controller chip and a plurality of NAND flash devices. On December 19, 2012, the Company resolved this matter pursuant to a confidential agreement that releases the Company from past claims and precludes the plaintiff from again claiming that the Company's products infringe their patents. On January 2, 2013, the U.S. District Court for the Eastern District of Texas approved the parties' joint motion to dismiss the matter with prejudice. Management believes that legal fees and expenses incurred in conjunction with this lawsuit should be excluded when evaluating core operations and current performance.

f) The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculates the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

sTec, INC.
SCHEDULE RECONCILING GAAP NET LOSS TO NON-GAAP NET LOSS
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	March 31,	March 31,	December 31,
	2013	2012	2012
GAAP net loss	$ (25,467)	$ (10,689)	$ (23,155)

The GAAP amounts have been adjusted to exclude the following items (non-GAAP adjustments):

Excluded from cost of revenues:
Employee stock compensation (a)	$ 203	$ 221	$ 223
Employee severance (b)	--	52	--
Total excluded from cost of sales	203	273	223

Excluded from operating expenses:
Employee stock compensation (a)	3,112	3,440	3,468
Employee severance (b)	343	275	430
Securities litigation related costs (c)	243	200	8
SEC investigation and litigation costs (d)	2,585	4	1,102
IP litigation costs (e)	23	115	1,831
Total excluded from operating expenses	6,306	4,034	6,839

Total excluded from cost of revenues, operating expenses and other (expense) income before income taxes	6,509	4,307	7,062

Income tax effect on non-GAAP adjustments (f)	(68)	(1,499)	(51)
Total excluded from cost of revenues and operating expenses after taxes	6,441	2,808	7,011

Non-GAAP net loss	$ (19,026)	$ (7,881)	$ (16,144)

GAAP diluted loss per share	$ (0.54)	$ (0.23)	$ (0.50)
Impact of non-GAAP adjustments on diluted loss per share	0.13	0.06	0.15
Non-GAAP diluted loss per share	$ (0.41)	$ (0.17)	$ (0.35)

(a) - (f) See corresponding footnotes above.

sTec, INC.
SELECTED NON-GAAP FINANCIAL INFORMATION
($ in thousands)
(unaudited)

	For the Quarters Ended
	March 31,	March 31,	December 31,
	2013	2012	2012

GAAP gross profit	$ 5,893	$ 18,092	$ 11,304
Employee stock compensation (a)	203	221	223
Employee severance (b)	--	52	--
Non-GAAP gross profit	$ 6,096	$ 18,365	$ 11,527

GAAP gross profit %	26.8%	35.9%	32.2%
Effect of reconciling item on gross profit %	0.9%	0.5%	0.6%
Non-GAAP gross profit %	27.7%	36.4%	32.8%

GAAP operating expenses	$ 31,309	$ 31,973	$ 35,294
Employee stock compensation (a)	(3,112)	(3,440)	(3,468)
Employee severance (b)	(343)	(275)	(430)
Securities litigation related costs (c)	(243)	(200)	(8)
SEC investigation and litigation costs (d)	(2,585)	(4)	(1,102)
IP litigation costs (e)	(23)	(115)	(1,831)
Non-GAAP operating expenses	$ 25,003	$ 27,939	$ 28,455

GAAP operating loss	$ (25,416)	$ (13,881)	$ (23,990)
Employee stock compensation (a)	3,315	3,661	3,691
Employee severance (b)	343	327	430
Securities litigation related costs (c)	243	200	8
SEC investigation and litigation costs (d)	2,585	4	1,102
IP litigation costs (e)	23	115	1,831
Non-GAAP operating loss	$ (18,907)	$ (9,574)	$ (16,928)

GAAP operating margin %	-115.4%	-27.5%	-68.3%
Effect of reconciling items on operating margin %	29.6%	8.5%	20.1%
Non-GAAP operating margin %	-85.8%	-19.0%	-48.2%

(a) - (e) Refer to the corresponding footnotes above.
CONTACT: sTec, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com